Exhibit 10.6

LEASE AGREEMENT

Party A: (Lessor)

Name of Lessor / Legal Representative: Lei Zhou

Title: Party A Representative

Address: Phone number: 13651044288

Party B: (Lessee)

Name of Legal Representative: Xulei Yang

Title: Representative of Beijing Hua Yu Pin Xue Education Technology Co., Ltd

Address: Phone number: 13810539506

In accordance with the provisions of "Contract Law of the People's Republic of China ", “The Urban Real Estate Administration Law of the People's Republic of China " and other relevant laws and regulations, on the basis of equality, voluntariness and consensus, Party A hereby rent the premises to Party B pursuant to the following terms:

Article I. Basic Conditions of the Premises

The premises of Party A (hereinafter referred to as the Premises) is located 12 Meishuguan Road, Dongcheng District,Beijing.

Type: shop with complete structure.

The Premises are leased as is, with a measured use area of 370 square meters.

Article II. Use of the Premises

Party A rents the premises to Party B for the purpose of teaching, management and office use. In addition to meeting requirements as office for Party B, when Party B applies for Industry and Commerce registration, the Premises should also meet State Industry and Commerce Administration (“SAIC”) registration requirements. When the Party B applies for SAIC registration and other business procedures, Party B shall apply for it independently but Party A shall help provide related materials. Currently Party A is the person who moves back to the premises after demolition and the premises is in the process of applying for ownership certificates. Party A shall provide replacement housing agreement for the SAIC registration.

Article III. Term of Lease

The term of the lease is five years, from March 23, 2012 to May 1, 2017, with a total of five years and 40 days. The period from March 23, 2012 to May 1, 2012 is the rent-free period (the rent-free period is 40 days in total).

Article IV. Rent and Payment.

1. The rent is RMB One Million each year (RMB 1,000,000). The rent includes: property management fee, heat, rental invoice taxes and fees. (Note: 940,000 yuan rent +RMB 60,000 of property management fee and heat = RMB 1 million).

2. Party B shall pay the rent to Party A semiannually. During the term of the lease, the rent shall remain the same unless agreed upon mutual consent, Party A shall not raise the rent for whatever reason.

3. Timing and Amount: Party B shall make the first payment of rent in the amount of RMB 500,000 and two month deposit of RMB 166,666 (a total of RMB 666,666) to the bank account designated by Party A prior to March 2012, 28 (i.e., within three working days after the effectiveness of this Agreement). Thereafter, Party B shall pay the rent semiannually and the payment shall be made within 15 days before the next payment month.

4. Party A shall issue to Party B invoices evidencing the amount of rent and expenses Party B has paid pursuant to the agreement.

Designated bank account information by Party A:
Bank: DongSi Subbranch, Beijing branch of China Construction Bank
Account: 4367 4200 1159 0185 821

Account Name: Lei Zhou

Party A and Party B financial transactions must comply with the provisions of the country’s existing laws and regulations and policies.

Party A shall provide invoices to Party B within 15 business days after the payment by Party B of the rent, expenses and fees.

Article V. Deposit.

1. The security deposit (equivalent to two months) shall be RMB 166,666 yuan, payable at the same time of the first rent.

2 .During the term of this Agreement, if Party B's breach or inappropriate use caused economic losses to Party A, in the amount of loss that is unanimously recognized by both sides or evaluated by a qualified appraisal institution, Party A shall deduct the corresponding losses from the deposit. Party B shall make up the deposit within five business days after receipt of a written notice.

3. Party A shall return the deposit to Party B within 3 business days after Party B returns the Premises completely to Party A and pays all amounts due under the agreement upon the expiration, termination or cancellation of the agreement. If Party B does not make the full payment, Party A shall deduct the expenses from deposit and return the balance to Party B and issue written statement on the details of expenses deducted.

Article VI. Premises Delivery Date.

Party A shall deliver the Premises to Party B upon effectiveness of this agreement and make sure the Premises meet all the conditions for lease confirmed by Party B. Party A shall provide a list of fixtures and equipment. The current renovation and facilities shall be provided in a list by the Parties. Unless otherwise agreed by the Parties, the list shall be the basis for acceptance when returning the Premises upon expiration of the term of the agreement.

Article VII. Warranties of Party on the Premises.

Party A warrants and represents that it holds the legal and sole ownership and disposition right of the Premises and there is no disputes with respect to the ownership of the Premises. Except otherwise agreed by both parties, Party A has paid all the expenses such as mortgage, debt, rent, taxes and all costs prior to delivery of the Premises. If there is any aforementioned matter outstanding, Party A shall be fully responsible. If any economic losses are incurred to Party B as a result thereof, Party A shall be responsible for compensation.

Article VIII. Maintenance.

1. During the lease term, Party A shall conduct inspection and maintenance of the Premises every other year and Party shall cooperate with Party A. Party A shall notify Party B of such inspection and maintenance work with 7 day advance notice in writing and shall not affect Party B’s use of the Premises.

2. Party A is responsible for the maintenance of property covered by the maintenance costs (the roof, the main structure, floor, pipes, excluding parts renovated by Party B). Party B shall be responsible for the extra expenses that exceed the maintenance costs.

3. Party B shall be responsible for repair of any damages to the Premises and its facilities due to inappropriate use by Party B (excluding the parts built or renovated by Party B and Party B’s own facilities)

4. During the lease term, Party B shall strictly implement the provisions of the relevant departments in the city regarding fire safety, comprehensive control and safety and security work, and cooperate with supervision and inspection by Party A.

Article IX Renovation.
1. Both parties agree that Party B can enter into the Premises for renovation from March 23, 2012.

2. During the lease term, Party B may renovate the Premises based on its needs but may not change the main structure and the load-bearing wall. The lease shall be terminated upon occurrence. Party B should notify Party A decorate plan to, and obtain the agreement of Party A. Party B to decorate the expenses shall be borne by Party B.

3. Party B during the lease of the house decoration, decoration and add the ownership of the equipment and facilities all belong to Party B.Termination of the contract or after the termination, such decoration or facilities can be dismantled, to remove removed by Party B, the sealed, decorate part should be maintained, handled by Party A, Party A will not give Party B the compensation for decoration.

4. Due to Party A the house has seven property right, the ground with the property owner property area reticule, Party B is decorated should be maintained. If Party B because decorate need change, we should get together to allow the property right person.

Article X. Expenses.

1. During the term of the lease, Party A shall pay for property management fees, heating, and is responsible for the open rental invoice, in addition to all expenses are paid by Party B is responsible for.

2. During the lease term, Party A shall pay Party B: all except property management fee, heating fee, such as water, electricity, phone, all kinds of Internet fee and operation cost related expenses, etc.

3. During the lease term, the property management fee and heating fee has been included in the rent room star, generation of Party B by Party A relevant departments pay, such as the cost part, on the basis of the original has a rising price Ge exceed the amount of the existing standard quota shall be borne by Party B, Party A shall provide corresponding actual legal invoice shall prevail.

Article XI. Party A's Rights and Obligations.

1. Party A has the obligation to assist Party B to handle the fire, property transfer procedures, etc. At the same time, Party A shall provide relevant formalities to assist Party B to get the business license.

2. Within 10 days after the expiration, termination, or cancellation of this agreement, if Party B has not removed its personal properties from the Premises, Party A shall have the right to send Party B's personal properties in storage, and related expenses shall be borne by Party B.

3. Party A shall guarantee the air conditioning and building elevator are working on Saturday, Sunday and public holidays. If this affects the normal use of Party B, Party B will be able to install air-conditioning equipment, without the consent of Party A.

4. Party A shall promptly coordinate with the property management company to fix the issues with roof, main structure, floor, pipes, wires, telephone wires, internet wires or air conditioners upon notice of Party B.

5. Party A has the obligation to assist Party B to deal with other owners, property management company, and government management departments.

6. During the lease term, Party A has the right to send staff to the Premises for necessary inspection, but should inform Party B in advance, and shall not interfere with the normal operation of Party B. Party B should cooperate.

7. Party A shall guarantee that the Premises can be used for SAIC registration, and provide relevant documents to Party B. If the SAIC registration cannot be completed due to the Premises, Party B has the right to terminate this agreement, and shall have the right to require Party A to be responsible for liabilities provided in Section 3, Article XVI.

Article XII. Party B's Rights and Obligations.

1. Party B has the right to according to this contract, the use of the property, real estate internal facilities equipment and the property equally Shared parts, utility equipment.

2. During the lease term, if Party A shall sell the property, it shall send written notice to Party B three months in advance. Under the same conditions, Party B shall have right of first refusal with respect to the purchase of the Premises. Party A shall ensure that its sale of the Premises does not affect the performance of this agreement and effectiveness of this agreement.

3. Upon expiration of the agreement, if Party A continues to rent the Premises, Party B shall have the priority to sign a lease for the Premises under the same terms and conditions.

4. Party B shall pay the rent and other fees in accordance with the terms of this agreement.

5. Party B shall not sublease or transfer to others the Premises without consent of Party A. Otherwise, the agreement shall be terminated.

6. Party B shall reasonably use and care for the Premises and facilities as stipulated in the agreement.

7. Upon expiration, termination or cancellation of this agreement, Party B shall remove its personal properties from the Premises and return the Premises in the original conditions to Party A.

The original conditions of the Premises are: the main structure remains complete and safe with basic lighting and Party B shall return the Premises tidy and clean.

Article XIII. Amendment, Termination and Renewal

1. The agreement may be amended and supplemented through mutual negotiation and agreement.

2. Party A shall have the right to unilaterally terminate the agreement and retain the deposit if Party B fails to pay any expenses and fees in the amount of one month rent, without any justified reason, tear open or change the main structure and landmark line without authorization, engages in illegal activities, harms public interests, or sublets, transfers, or lends or invests or exchanges the lease with others without authorization.

3. Party B may terminate the agreement unilaterally and receive the refund of the deposit and two month rents if Party A fails to deliver the Premises for ten days, or the conditions of the Premises significantly differs from what are set forth herein.

4. During the lease period, either party may terminate the lease with three month advance notice in writing to the other party. The Parities shall execute a termination agreement to terminate this lease upon mutual negotiation. This agreement remains binding prior to the effectiveness of the termination agreement.

5. This agreement shall terminate upon expiration of the lease term. If Party B wishes to continue to lease the Premises, Party B shall notify Party A in writing three months in advance and Party A shall respond in writing two months before the expiration of the agreement and both Parties shall renew the lease agreement.

Article XIV. Force Majeure.

Because of the typhoon, earthquake, storm, war, coup this building was caused by such force majeure damage and losses, both sides each other is not liable. Therefore affect any party cannot perform the contract or cannot fulfill the contract on the agreed terms and conditions, the party in case of force majeure, shall be immediately to the telegraph, the telephone or by fax to notify the other party, and provide details of force majeure within 15 days and all or part of this contract fails to fulfill the needs to be extended, or perform the valid certification of the reason. According to the force majeure to the influence degree of the performance of this contract, decide whether to terminate the contract by both parties agreement, or partial exemption perform the responsibilities of this contract, or delay to perform the contract such as solution.

Article XV. Registration and Filing

Within 7 days from the date of the effectiveness of this agreement, both parties shall submit the agreement and relevant documents to the local real estate administrative department to apply for registration and filing. Party B (the business license, organization code certificate, legal representative ID, educational credentials) shall provide photocopies stamped with official seal to Party A for record; Party A (ID card, replacement housing agreement) shall provide photocopies to Party B for record. Party A shall provide a copy of the ownership certificate to Party B upon receipt.

Article XVI. Liability.

1. If Party B fails to pay the rent, Party A has the right to inform Party B in writing and request immediate payment. Party B shall pay a penalty for each day the rent remains outstanding at the rate of 0.1% of the unpaid rent. Party A shall have the right to terminate the agreement and retain the deposit if Party B fails to pay rent for 10 days. The date of termination shall be the date when Party B receives the termination notice. If there is any force majeure as provided in Article XIV, the Parties shall abide by Article XIV.

2. Party A shall deliver the Premises to Party B on March 23, 2012 and shall pay a penalty to Party B for each day delayed at the rate of 0.1% of the amount paid by Party B. Party B shall have the right to unilaterally terminate this agreement if the delivery is delayed for 10 days and Party A shall return the total amount paid by Party B with interest and pay Party B two month rent as compensation.

3. If the agreement is terminated or may not be performed due to Party A's fault, Party A shall refund Party B the deposit and the rest of the rent, and Party A shall pay Party B liquidated damages equivalent to three months’ rent.

4. Party A shall be responsible for Party B’s damages resulting from the failure to perform the agreement or to pass the inspection of relevant authorities or obtain approval due to Party A’s breach of this agreement.

5. Since the Premises are owned by seven persons who are signing this agreement with Party B as Party A, in order to protect the legitimate rights and interests of Party B, if one or more of the owners of the Premises unilaterally terminates the agreement without any fault on part of Party B and causes Party B not able to run its business or suffer losses, the conduct shall be considered as a breach by all the owners and Party B shall have the right to terminate the agreement unilaterally. Party A shall return the deposit and the balance of rent to Party B and pay Party B a penalty in the amount of three month rent.

6. Any party that breaches the agreement shall be responsible for the reasonable losses of the non- breaching party in addition to the liabilities for breach provided herein.

Article XVII. Dispute Resolution.

1. The laws of the People's Republic of China shall govern the execution, performance, termination, cancellation and dispute resolution of this agreement.

2. The Parties shall consult and negotiate with each other to resolve disputes on implementation, suspension, termination, all disputes arising in the course of process. If such consultation fails, both Parties can bring a lawsuit in the People’s Court at the county where the Premises are located.

Article XVIII. Advertising Space

Party A shall provide reasonable advertising space at the gate of the base for Party B to use at no charge. Party B shall handle relevant procedures on its own and bear the costs. Party A shall cooperate to provide corresponding materials.

Article XIX Miscellaneous.

The Parties shall separately decide on matters not stipulated in this agreement and sign a supplementary agreement. Supplementary agreement has the same legal effect as this agreement. If there is any inconsistency between this agreement and the supplementary agreement, the supplementary agreement shall prevail.

The attachments to this agreement are an integral part of this agreement and have the same legal effect. Matters that are not stipulated in this agreement and its attachments and the supplementary agreement, shall be carried out in accordance with relevant laws, regulations and policies of the People's Republic of China.

The agreement shall become effective upon signing and stamping by both Parties.

The agreement has three copies with one copy held by each of the Parties and one copy submitted to Rental Management Administration for record.

Party a (the Lessor) signature:

Certificate number: 110108195907036023

The legal representative or agent:

Telephone: 13651044288

Date: on March 22, 2012

Party B (Tenant) Signature:

License number:

The legal representative or agent:

Telephone: 13810539506

Date: on March 23, 2012

Execution venue: Beijing Guanganmen Chanlong Mansion